Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re: MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corporation, et al., Debtors.	: : : : : : : :	Chapter 11 Case No.: 09-50026 (REG) (Jointly Administered)
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MOTORS LIQUIDATION COMPANY GUC TRUST, Plaintiff, v. APPALOOSA INVESTMENT LIMITED PARTNERSHIP I, et al., Defendants.	: : : : : : : : : :	Adversary Proceeding Case No.: 12-09802
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REPORT OF MEDIATION

The Motors Liquidation Company GUC Trust, Green Hunt Wedlake, Inc., as trustee for General Motors Nova Scotia Finance Company, General Motors LLC, and the undersigned holders of notes of General Motors Nova Scotia Finance Company, by and through their respective undersigned counsel, hereby report that they participated in a mediation in connection with the above-captioned proceedings that has now concluded without the parties reaching a settlement.

Dated:	New York, New York
March 18, 2013

Respectfully submitted,

DICKSTEIN SHAPIRO LLP

By:	/s/ Eric B. Fisher
Barry N. Seidel Eric B. Fisher Katie L. Weinstein Mary Kim (admitted pro hac vice)
1633 Broadway New York, NY 10019-6708 Telephone: (212) 277-6500 Facsimile: (212) 277-6501 Counsel for Motors Liquidation Company GUC Trust

KING & SPALDING LLP

By:	/s/ Arthur J. Steinberg
Arthur J. Steinberg Scott I. Davidson
1185 Avenue of the Americas New York, NY 10036 Telephone: (212) 556-2100 Facsimile: (212) 556-2222 Counsel to General Motors LLC

AKIN GUMP STRAUSS HAUER & FELD LLP

By:	/s/ Sean E. O’Donnell
Daniel H. Golden Sean E. O’Donnell Philip C. Dublin
One Bryant Park New York, NY 10036 Telephone: (212) 872-1000 Facsimile: (212) 872-1002 Counsel for Green Hunt Wedlake, Inc., as Trustee for General Motors Nova Scotia Finance Company

CURTIS, MALLET-PREVOST, COLT & MOSLE LLP

By:	/s/ Steven J. Reisman
Steven J. Reisman Theresa A. Foudy
101 Park Avenue New York, NY 10178 Telephone: (212) 696-6000 Facsimile: (212) 697-1559
Counsel for dbX-Risk Arbitrage 1 Fund, Lyxor/Paulson International Fund Limited, Paulson Enhanced Ltd., Paulson International Ltd., Paulson Partners Enhanced, L.P. and Paulson Partners L.P.

GREENBERG TRAURIG, LLP

By:	/s/ John H. Bae
Bruce R. Zirinsky
John H. Bae
Gary D. Ticoll
Paul T. Martin
MetLife Building 200 Park Avenue New York, NY 10166 Telephone: (212) 801-9200 Facsimile: (212) 801-6400

Counsel for Elliott Management Corporation, Fortress Investment Group LLC (and their managed fund entities), Morgan Stanley & Co. International PLC

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